Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
             Payment Date        10/18/2000         REVISED

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Servicing Certificate

Beginning Principal Balance                                                                  152,061,800.55
Ending Principal Balance                                                                     151,029,710.85
Principal Collections                                                                          1,032,089.70
Interest Collections                                                                           1,772,215.63

Active Loan Count                                                                                     3,256

Principal Balance of Current Month Prefunding                                                          0.00

Substitution Adjustment Amount                                                                         0.00

Policy Draw Amount                                                                                     0.00


Total Limited Reimbursement Amount                                                                31,785.85

Current month distribution to Credit Enhancer                                                     42,788.64

Net Loan Rate                                                                                        13.84%

Note Rate - Class A-1 Notes                                                                         6.8225%
Note Rate - Class A-2 Notes                                                                         7.8400%
Note Rate - Class A-3 Notes                                                                         8.1700%
Note Rate - Class A-4 Notes                                                                         8.2700%

                  Beginning Note Balance     Ending Note Balance    Principal Distribution   Interest
 Class A-1 Notes             56,273,922.97            54,719,589.45    1,554,333.52         319,940.70
 Class A-2 Notes             18,887,000.00            18,887,000.00               -         123,395.07
 Class A-3 Notes             29,790,000.00            29,790,000.00               -         202,820.25
 Class A-4 Notes             41,753,000.00            41,753,000.00               -         287,747.76
                                                     --------------            ----        ----------
     Total Notes            146,703,922.97           145,149,589.45    1,554,333.52         933,903.78

Certificates                                                                                     271,229.37

Prefunding Account                                                                      Total Amount
                                                                                  --------------------------
Beginning Balance                                                                                      0.00
Interest Earned on Prefunding Account                                                                  0.00
Prior month Interest earned transferred to overcollateralization                                       0.00
Collection Period Subsequent Transfer                                                                  0.00
Prefunding Account balance distributed to Noteholders                                                  0.00
                                                                                  --------------------------
                      Total Ending Prefunding Account Balance  as of Payment Date                      0.00


Capitalized Interest Account Balance
Beginning Balance                                                                                      0.00
Withdraw relating to prior month Collection Period                                                     0.00
Interest Earned                                                                                        0.00
Interest Earned sent to Note Payment account                                                           0.00
Total Ending Capitalized Interest Account Balance to Noteholders                                       0.00
                                                                                  --------------------------
                                Total Ending Capitalized Interest Account Balance                      0.00
                                                                                  ==========================


Beginning Overcollateralization Amount                                                         5,357,877.58
Overcollateralization Amount Increase (Decrease)                                                 522,243.82
                                                                                  --------------------------
Ending Overcollateralization Amount                                                            5,880,121.40
Outstanding Overcollaterization Amount                                                                 0.00
                                                                                  --------------------------
Required Overcollateralization Amount
                                                                                               5,880,121.40


                                                            Number                  Percent
                                           Balance         of Loans               of Balance
Delinquent Loans (30 Days)              751,345.59            11                     0.50%
Delinquent Loans (60 Days)              581,535.09            9                      0.39%
Delinquent Loans (90+ Days) (1)         740,158.66            13                     0.49%
Foreclosed Loans                              0.00            0                      0.00%
REO                                           0.00            0                      0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                             Percent
                                          Liquidation To-Date                 of Balance
                                         --------------------------
Beginning Loss Amount                                         0.00
Current Month Loss Amount                                     0.00               0.00%
Ending Loss Amount                                            0.00



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